Exhibit 10.4

STOCK PURCHASE AGREEMENT

Elysian Premium Corp. will remit a payment of fifty thousand dollars ($50,000) via ACH transfer to Alex Gosselin dba Firebreak Associates, Inc., no later than March 11th, 2022, in exchange for a total of 5% equity stock (transferred from Alex Gosselin’s current shares) in any of the sixteen below listed corporations, should the corporation be selected through the retail cannabis license lottery process in Encinitas, CA.

Beach Bum Chronic, Inc.

Beach Vibes, Inc.

Buddha Biz, Inc.

Champagne Farms, Inc.

Coastal Cosmos, Inc.

Deep Ocean Blue, Inc.

Farmacy Stop, Inc.

Forest for the Treez, Inc.

Itz All About the Green, Inc.

Joy of the THC, Inc.

Mow Down, Inc.

Nugg-It, Inc.

Peace and Exhale, Inc.

Sandy Diamonds, Inc.

Serenity Dreams, Inc.

Sugar Pie, Inc.

Both undersigned parties acknowledge that the transfer of 5% equity is contingent on one of the sixteen above listed corporations being selected through the retail cannabis license lottery process in Encintas, CA. The payment of fifty thousand dollars ($50,000) is non-refundable, as there is no guarantee of a license being awarded through the lottery process.

Alex Gosselin (CEO)	Date
Firebreak Associates, Inc.

Richard Horgan (CEO)	Date
Elysian Premium Corp.